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                                                                   EXHIBIT 99.2

MEDIA RELATIONS                                      INVESTOR RELATIONS
Nancy Childs                                         Phil Ruddick
(781) 386-3122                                       (781) 386-6638
childsn@polaroid.com                                 ruddicp@polaroid.com

                              FOR IMMEDIATE RELEASE

                 POLAROID CORPORATION PROVIDES OUTLOOK FOR 2000

         CAMBRIDGE, MASS., -- JANUARY 26, 2000 - In a follow-up statement to Polaroid Corporation's (NYSE: PRD) fourth quarter and year-end earnings announcement, Gary T. DiCamillo, chairman and chief executive officer, provided additional perspective on the corporation's outlook for the year.

         "I am increasingly confident about our outlook for 2000," said DiCamillo. "Not only will we continue to set new records in camera sales - we are targeting to exceed 10 million units this year - but we are also targeting double-digit increases in film units leading to strong revenue growth for the year."

         He added, "I am confident that we will deliver a strong growth performance for the year. We are targeting high single or low double-digit top line growth and significant double-digit operating profit increases."

         Polaroid Corporation, with annual sales of approximately $2 billion, is the worldwide leader in instant imaging. Polaroid supplies instant photographic cameras and films; digital imaging hardware, software and media; secure identification systems; sunglasses and polarizers to markets worldwide.

                                    (MORE)


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                                                  POLAROID OUTLOOK FOR 2000 - 2

         Certain statements in this press release are forward-looking. In our most recent form 10-Q filed with the Securities and Exchange Commission, we have noted a variety of factors that could cause our actual results and experience to differ from our anticipated results or other expectations expressed in these forward-looking statements.

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